Exhibit 1.1

[ • ] Common Units

Representing Limited Partner Interests

ANTERO MIDSTREAM PARTNERS LP

UNDERWRITING AGREEMENT

[ • ], 2014

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
WELLS FARGO SECURITIES, LLC

As Representatives of the several
  Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell [ • ] common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”).  In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to [ • ] additional Common Units on the terms set forth in Section 2 (the “Option Units”).  The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”  This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

[The steps outlined in paragraphs (1) through [(•)] below, and the transactions contemplated thereby, are collectively referred to as the “Transactions.”  At the Conversion Time (as defined below) and in connection with the Transactions, Antero Resources Midstream LLC, a Delaware limited liability company (“Antero Resources Midstream”), will convert into the Partnership pursuant to the Conversion (as defined below).  As used in this Agreement, references to the “Partnership” with respect to periods prior to the consummation of the Conversion shall be deemed to be references to Antero Resources Midstream, unless the context otherwise requires.  It is further understood and agreed to by all parties that, on or prior to the Initial Delivery Date, the following Transactions have occurred or will occur:

(1)                                 On September 23, 2013, Antero Resources Investment LLC, a Delaware limited liability company (“Antero Investment”), formed Antero Resources Midstream Management LLC, a Delaware limited liability company (the “General Partner”), and was issued all of the limited liability company interests in the General Partner.

(2)                                 On September 23, 2013, the General Partner and Antero Resources Corporation, a Delaware corporation (“Antero”), formed Antero Resources Midstream and was issued 100% of the special interests and 100% of the common economic interests, respectively, in Antero Resources Midstream.

(3)                                 On October 16, 2013, Antero and Antero Resources Midstream entered into that certain Contribution Agreement (as amended, the “Contribution Agreement”), pursuant to which Antero agreed to contribute all of its midstream business and assets (as described in the Registration Statement and, as used herein, the “Contributed Assets”) to Antero Resources Midstream.

(4)                                 On January 16, 2014, Antero (a) formed Antero Resources Midstream Operating LLC, a Delaware limited liability company (subsequently renamed Antero Midstream LLC and referred to herein as “Midstream Operating”), and was issued all of the limited liability company interests in Midstream Operating and (b) adopted the Limited Liability Company Agreement of Midstream Operating (such agreement, together with any amendments or restatements thereof on or prior to an applicable Delivery Date (as the case may be), the “Midstream Operating LLC Agreement”).

(5)                                 On [•], 2014, Antero, Antero Resources Midstream and Midstream Operating entered into an amendment to the Contribution Agreement, pursuant to which Antero agreed to (i) contribute all of the Contributed Assets to Midstream Operating and (ii) contribute all of the limited liability company interests in Midstream Operating to Antero Resources Midstream.

(6)                                 Prior to the date hereof, Antero contributed the Contributed Assets to Midstream Operating.

(7)                                 Midstream Operating will enter into a $[•] million revolving credit facility, substantially in the form filed as an exhibit to the Registration Statement (the “Revolving Credit Facility”), with a group of institutional lenders and [•], as administrative agent.

(8)                                 Antero and Midstream Operating will enter into that certain Gathering and Compression Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Gathering Agreement”).

(9)                                 Antero and Midstream Operating will enter into that certain Right of First Offer Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “ROFO Agreement”).

(10)                          Antero and Midstream Operating will enter into that certain Water Services Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Water Services Agreement”).

(11)                          Antero and Midstream Operating will enter into that certain License Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “License Agreement”).

(12)                          Antero will contribute all of the limited liability company interests in Midstream Operating to Antero Resources Midstream in satisfaction of its obligations under the Contribution Agreement.

(13)                          Antero Resources Midstream will file a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), pursuant to which (i) Antero Resources Midstream will convert into the Partnership (the “Conversion”) upon the filing thereof with the Delaware Secretary of State (the “Conversion Time”), (ii) the common economic interests in Antero Resources Midstream will entitle Antero to receive [•] Common Units and [•] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) in connection with the Conversion and (iii) the special interests in Antero Resources Midstream will entitle the General Partner to receive a non-economic general partner interest in the Partnership (the “General Partner Interest”) and incentive distribution rights representing limited partner interests in the Partnership (the “Incentive Distribution Rights”) in connection with the Conversion.

(14)                          The General Partner and Antero (as organizational limited partner) will enter into the Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form filed as an exhibit to the Registration Statement (such agreement, together with any amendments or restatements thereof on or prior to an applicable Delivery Date (as the case may be), the “Partnership Agreement”).

(15)                          The General Partner will amend and restate its limited liability company agreement (such agreement, together with any amendments or restatements thereof on or prior to an applicable Delivery Date (as the case may be), the “GP LLC Agreement”).

(16)                          The Partnership will enter into a Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”).

(17)                          The Partnership will enter into an operational and management services agreement with Antero, substantially in the form attached as an exhibit to the Registration Statement (the “Services Agreement”).

(18)                          The public through the Underwriters will purchase the Firm Units from the Partnership.

(19)                          The Partnership will use the net proceeds from the Offering as described under “Use of Proceeds” in the Pricing Disclosure Package.

(20)                          [Additional steps, as necessary].]

Antero, the General Partner, the Partnership and Midstream Operating are collectively referred to herein as the “Partnership Parties.”  The General Partner, the Partnership and Midstream Operating are collectively referred to herein as the “Partnership Entities.”  Antero Investment and the Partnership Parties are collectively referred to herein as the “Antero Entities.”

1.                                      Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties represent, warrant and agree with each Underwriter that:

(a)                                 Registration Statement.  A registration statement on Form S-1 (File No. 333-193798) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)                                     “Applicable Time” means [ • ] p.m. (New York City time) on [ • ], 2014;

(ii)                                  “Effective Date” means the date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act);

(iv)                              “Operative Agreements” means the Transaction Agreements and the Organizational Agreements;

(v)                                 “Organizational Agreements” means the Partnership Agreement, the GP LLC Agreement and the Midstream Operating LLC Agreement;

(vi)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)                           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(viii)                        “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(ix)                              “Registration Statement” means the registration statement (File No. 333-193798), as amended as of the Effective Date, relating to the offering, issuance and sale of the Units, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(x)                                 “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(xi)                              “Transaction Agreements” means this Agreement, the Contribution Agreement, the Gathering Agreement, the ROFO Agreement, the Water Services Agreement, the License Agreement, the Revolving Credit Facility, the Registration Rights Agreement and the Services Agreement; and

(xii)                           “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof.  Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 Emerging Growth Company Status.  From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)                                  Testing-the-Waters Communications.  The Partnership (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VI hereto.

(d)                                 Ineligible Issuer.  The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act) with respect to the offering and sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Form of Documents.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f)                                   No Material Misstatements or Omissions in the Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g)                                  No Material Misstatements or Omissions in the Prospectus.  The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h)                                 No Material Misstatements or Omissions in the Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i)                                     No Material Misstatements or Omissions in Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j)                                    No Material Misstatements or Omissions in Written Testing-the-Waters Communications.  Each Written Testing-the-Waters Communication listed in Schedule VI, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VI hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).  Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the Units will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k)                                 Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule V hereto.  The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433(h) under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)                                     Financial Statements.  The historical financial statements and the related notes and supporting schedules thereto included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the (i) financial position of the Partnership’s accounting predecessor as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified and (ii) financial position of the Partnership (solely with respect to the audited balance sheet and related notes thereto of Antero Resources Midstream LLC); such financial statements have been prepared in conformity with generally accepted accounting principles accepted in the United States applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership’s accounting predecessor or the Partnership, as applicable, and its subsidiaries and presents fairly in all material respects the information shown thereby.  The pro forma financial statements and the related notes thereto included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus.  The pro forma financial statements and the related notes thereto included in the most recent Preliminary Prospectus present fairly the information shown therein and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(m)                             Projections and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distributions and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions,” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(n)                                 No Material Adverse Changes.  Since the date of the most recent audited financial statements included in the most recent Preliminary Prospectus, (i) there has not been any change in the equity or long-term debt of the Partnership Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Partnership Entities on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the Contributed Assets, taken as a whole, or the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (ii) none of the Partnership Entities has entered into any transaction or agreement that is material to the Partnership Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Partnership Entities taken as a whole; (iii) none of the Partnership Entities or the Contributed Assets has sustained any material loss or interference with its business or operation from fire, explosion, flood or other calamity, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) none of the Partnership Entities has issued or granted any securities; except in each case as otherwise disclosed in the most recent Preliminary Prospectus.

(o)                                 Organization and Good Standing.  Each of the Antero Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the Contributed Assets, taken as a whole, or on the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (B) materially impair the ability of any of the Antero Entities to consummate the Transactions or to perform their respective obligations under this Agreement or the Operative Agreements (each of clause (A) and (B), a “Material Adverse Effect”); or (C) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all power and authority necessary to enter into to own or hold its properties and to conduct the business in which it is engaged as described in the most recent Preliminary Prospectus.  The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule VII hereto.

(p)                                 General Partner. The General Partner has, and at each Delivery Date, after giving effect to the Transactions, will have, full limited liability company power and authority to serve as general partner of the Partnership as disclosed in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.  After giving effect to the Transactions, the General Partner will be, at each Delivery Date, the sole general partner of the Partnership.

(q)                                 Ownership of the General Partner. At each applicable Delivery Date, after giving effect to the Transactions, Antero Investment will own 100% of the limited liability company interests in the General Partner; such limited liability company interests will have been duly authorized and validly issued in accordance with the GP LLC Agreement and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests will be owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim (“Liens”) (except for (i) restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LLC Act).

(r)                                    Ownership of the General Partner Interest in the Partnership.  The General Partner after giving effect to the Transactions, will be, at each applicable Delivery Date, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(s)                                   Ownership of the Incentive Distribution Rights.  At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LP Act).

(t)                                    Ownership of the Sponsor Units.  Antero, at each applicable Delivery Date and after giving effect to the Transactions (and assuming no purchase of Option Units by the

Underwriters), will own [•] Common Units and [•] Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Antero will own such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware LP Act).

(u)                                 Outstanding Partnership Equity.  At each applicable Delivery Date, after giving effect to the Transactions (and assuming no purchase by the Underwriters of the Option Units), the issued and outstanding partnership interests of the Partnership will consist of (i) [ • ] Common Units and [ • ] Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interest of the Partnership issued and outstanding.

(v)                                 No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Operative Agreements, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (the “Organizational Documents”) or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(w)                               Power and Authority.  Each of the Partnership Parties has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Each of the Antero Entities has or had, as applicable, full right, power and authority to execute and deliver each of the Operative Agreements to which such Antero Entity is a party and to perform its obligations thereunder.  The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) General Partner Interest, the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.

(x)                                 Duly Authorized and Validly Issued Units.  At each applicable Delivery Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued or outstanding at each applicable Delivery Date.

(y)                                 Ownership of Midstream Operating.  At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in Midstream Operating; such limited liability company interests will have been duly authorized and validly issued in accordance with the Midstream Operating LLC Agreement and will be fully paid (to the extent required under the Midstream Operating LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens (except for (i) restrictions on transferability contained in the Midstream Operating LLC Agreement or as described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(z)                                  No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership and Midstream Operating. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than Midstream Operating.

(aa)                          Authorization, Execution and Delivery of the Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(bb)                          Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) each of the Transaction Agreements will have been duly authorized, executed and delivered by the Partnership Parties party thereto and will be a valid and legally binding agreement of such Partnership Parties, enforceable against such Partnership Parties in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Antero and will be a valid and legally binding agreement of the partners of the Partnership, enforceable against the partners in accordance with its terms;

(iii) the GP LLC Agreement will have been duly authorized, executed and delivered by Antero Investment and will be a valid and legally binding agreement of Antero Investment, enforceable against Antero Investment in accordance with its terms; and

(iv) the Midstream Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(cc)                            Description of Operative Agreements.  Each of the Operative Agreements conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus.

(dd)                          Legal Sufficiency of Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey to the Partnership all of the right, title and interest of the transferor stated therein and to the ownership interests, assets and rights purported to be transferred thereby, as contemplated by the Registration Statement and the most recent Preliminary Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement and described in the Registration Statement and the most recent Preliminary Prospectus.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, the Partnership, upon consummation of the transactions contemplated by the Contribution Agreement, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership included in the Registration Statement and the most recent Preliminary Prospectus.

(ee)                            No Defaults.  None of the Partnership Parties is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Parties is a party or by which any of the Partnership Parties is bound or to which any of the property or assets of any of the Partnership Parties is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff)                              No Conflicts.  The execution, delivery and performance by the Antero Entities of this Agreement and each of the other Operative Agreements to which they are a party, the issuance and sale of the Units, the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Operative Agreements and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Contributed Assets or any property or assets of any of the Antero Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Antero Entities is a party or by which any of the Antero Entities is bound or to which any of the property, right or assets of any of the Antero Entities is subject; (ii) result in any violation of the provisions of the Organizational

Documents of any of the Antero Entities; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)                            No Consents.  No consent, approval, authorization or order of, or filing, registration or qualification (“consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by any of the Antero Entities of any of the Operative Agreements; (ii) the issuance and sale of the Units as described in the most recent Preliminary Prospectus; (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Transaction Agreements; or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) such as have been, or prior to the Initial Delivery Date will be, obtained or made, (B) for the registration of the Units under the Securities Act and consents as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Units by the Underwriters, (C) for filings that will be made on or prior to the Initial Delivery Date with the Delaware Secretary of State in connection with the Conversion, (D) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect; and (E) as described in the Registration Statement and the most recent Preliminary Prospectus.

(hh)                          Legal Proceedings.  Except as described in the most recent Preliminary Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Partnership Parties is or may be a party or to which the Contributed Assets or any other property, right or asset of the Partnership Parties is or may be the subject that, individually or in the aggregate, if determined adversely to the Partnership Parties, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Partnership Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(ii)                                  Independent Accountants.  KPMG LLP, which has certified certain financial statements of the Partnership and its subsidiaries is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(jj)                                Reserve Data.  To the knowledge of the Partnership, the oil and natural gas reserve estimates of Antero, as of December 31, 2013, contained in the most recent Preliminary Prospectus are derived from reports that have been audited by DeGolyer and MacNaughton; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of Antero as of December 31, 2013 and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis throughout the period covered.

(kk)                          Title to Properties.  Each of the Partnership Entities has good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property that are material to the respective businesses of the Partnership Entities, in each case free and clear of all Liens except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ll)                                  Rights of Way. Each of the Partnership Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or at the applicable Delivery Date will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(mm)                  Intellectual Property.  Each of the Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(nn)                          No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, unitholders, holders of equity interests or other affiliates of the Partnership Entities, on the other hand, that is required by the Securities Act to be described in the most recent Preliminary Prospectus which is not so described.

(oo)                          Investment Company Act.  None of the Partnership Entities is and, as of the applicable Delivery Date after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(pp)                          Taxes.  Except as disclosed in the most recent Preliminary Prospectus, each of the Partnership Entities has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and except as otherwise disclosed in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Partnership Entities or any of their respective properties or assets.

(qq)                          Licenses and Permits.  Each of the Partnership Entities possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the most recent Preliminary Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the most recent Preliminary Prospectus, none of the Partnership Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(rr)                                No Labor Disputes.  No labor disturbance by, or dispute with, the employees of the Partnership Parties who provide services to the Contributed Assets exists or, to the knowledge of each of the Partnership Parties, is contemplated or threatened, and the Partnership is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of the Partnership Parties who provide services to the Contributed Assets, except as could not reasonably be expected to have a Material Adverse Effect.

(ss)                              Environmental Laws.  Except as described in the most recent Preliminary Prospectus: (i) the Partnership Entities (x) are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received any written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Partnership Entities, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) there are no proceedings that are pending or, to the knowledge of the Partnership Parties, threatened against the Partnership Entities under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(tt)                                Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Partnership or any of its affiliates for employees or former employees of the Partnership and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA; and neither the Partnership nor any of its subsidiaries has any reasonable expectation of incurring any liabilities under Title IV of ERISA.

(uu)                          Disclosure Controls.  The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership Entities in reports that the Partnership files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made.  The Partnership’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.  The Partnership Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(vv)                          Accounting Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the General Partner’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s consolidated financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the internal controls of the Partnership Entities.

(ww)                      Insurance.  Each of the Partnership Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Partnership Entities and their respective businesses; and none of the Partnership Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xx)                          No Unlawful Payments.  None of the Partnership Parties, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Partnership Parties, has (i) used its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(yy)                          Compliance with Money Laundering Laws. The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(zz)                            OFAC.  None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Parties is currently the subject or the target of any sanctions (“Sanctions”) administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(aaa)                   No Restrictions on Subsidiaries.  Except as disclosed in the Registration Statement and the most recent Preliminary Prospectus, no subsidiary of the Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership.

(bbb)                   No Brokers.  None of the Antero Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units or the Transactions.

(ccc)                      No Integration.  The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ddd)                   Private Placement. The issuance of (i) the Sponsor Units to Antero and (ii) the General Partner Interest and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Parties has taken or will take any action that would cause the loss of such exemption.

(eee)                      Stabilization.  Except as disclosed in the most recent Preliminary Prospectus, the Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(fff)                         Statistical and Market-Related Data.  Nothing has come to the attention of the Partnership Parties that has caused the Partnership Parties to believe that the statistical and market-related data included in the most recent Preliminary Prospectus and the consolidated financial statements included in the most recent Preliminary Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(ggg)                      Sarbanes-Oxley.  The Partnership has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Partnership is required to comply as of the effectiveness of the Registration Statement.

(hhh)                   No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii)                               Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus accurately and fully describes (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(jjj)                            Contracts to be Described or Filed.  There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  To the Partnership Parties’ knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(kkk)                   Summaries of Law.  The statements made in the most recent Preliminary Prospectus under the captions “Business—Regulation of Operations”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”; “Business—Legal Proceedings”; “Certain Relationships and Related Transactions”; “Partnership Structure”; “Description of the Common Units”; “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(lll)                               Additional Registration Statements. Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(mmm)       NYSE Listing of Common Units.  The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the New York Stock Exchange.

(nnn)                   Distribution of Offering Materials.  The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(k) or Section 5(f) and any Issuer Free Writing Prospectus set forth on Schedule V hereto and, in connection with the Directed Unit Program described in Section 3, the enrollment materials prepared by Barclays Capital Inc. on behalf of the Partnership.

(ooo)                   Directed Units.  None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 3) will be offered or sold outside of the United States. The Partnership has not offered, or caused Barclays Capital Inc. to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

Any certificate signed by any officer of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2.                                      Purchase of the Units by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [ • ] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto.  The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [ • ] Option Units.  Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Units is $[ • ] per unit.

The Partnership shall not be obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3.                                      Offering of Units by the Underwriters.  Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately [ • ] Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to employees of the Partnership and its affiliates and subsidiaries and persons having business relationships with the Partnership and its affiliates and subsidiaries who have heretofore delivered to Barclays Capital Inc. offers or indications of interest to purchase  Firm Units in form satisfactory to Barclays Capital Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Barclays Capital Inc. from the Partnership; provided that under no circumstances will Barclays Capital Inc. or any Underwriter be liable to the Partnership or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program.  It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by [9:00] a.m., New York City time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4.                                      Delivery of and Payment for the Units.  Delivery of and payment for the Firm Units shall be made at [10:00] a.m., New York City time, on [ • ], 2014 or at such other date or place as shall be determined by agreement between the Representatives and the Partnership.  This date and time are sometimes referred to as the “Initial Delivery Date.”  Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time when the Option Units are to be delivered shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the Option Units are delivered is sometimes referred to as an “Option Units Delivery

Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at [10:00] a.m., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership.  On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5.                                      Further Agreements of the Partnership.  The Partnership and the General Partner agree:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)                                 To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)                                  To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(d)                                 To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(e)                                  Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters, and not to file any such amendment or supplement to which the Representatives reasonably object.

(f)                                   Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(g)                                  To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(h)                                 As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the

Representatives (or make available through the Commission’s Electronic Data Gathering, Analysis and Retrieval System) an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158 under the Securities Act).

(i)                                     Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify; (ii) file a general consent to service of process in any such jurisdiction; or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(j)                                    For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Units and Common Units and securities convertible into or exchangeable for Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to employee benefit plans, option plans, qualified unit option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or clause (B) is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, and to cause each officer and director of the General Partner and unitholder of the Partnership set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(k)                                 If Barclays Capital Inc., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the General

Partner or unitholder of the Partnership and provides the Partnership with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Partnership agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s), director(s) or unitholder(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(l)                                     To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(m)                             To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(n)                                 If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(o)                                 In connection with the Directed Unit Program, at the request of Barclays Capital Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 5(j) to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(j).  Barclays Capital Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted.

(p)                                 The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Units within the meaning of the Securities Act and (ii) completion of the Lock-Up Period.

(q)                                 If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission. The Partnership will promptly notify the Representatives of (A) any distribution by the Partnership of Written Testing-the-Waters Communications or (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(r)                                    Except as disclosed in the most recent Preliminary Prospectus, the Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(s)                                   Prior to the Initial Delivery Date, the Partnership will file, or cause to be filed, all notices, reports, documents or other information, and will obtain any and all authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications, in each case necessary to consummate the Transactions in accordance with all applicable laws and as described in the most recent Preliminary Prospectus.

(t)                                    The Partnership will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

6.                                      Expenses.  The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units; (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the offer and sale of the Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the investor presentations on any “road show” or any  Testing-the-Waters Communication, undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the General Partner and one-half of the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7.                                      Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a).  The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)                                 No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or (ii) the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel is material and is necessary to make the statements therein, in the light of the circumstances existing on such Delivery Date, not misleading.

(c)                                  All corporate, limited liability company and limited partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Transactions, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Transactions and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(e)                                  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)                                   At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g)                                  With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h)                                 The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief Financial Officer of each of the General Partner and Antero as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)                                     That the representations, warranties and agreements of the applicable Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and the applicable Partnership Parties have complied with all of their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)                               That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (2) the Prospectus, as of its date and on the applicable Delivery Date did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(i)                                     Except as described in the most recent Preliminary Prospectus, (i) none of the Contributed Assets or the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the equity or long-term debt of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity, properties, management or business of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(j)                                    Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities or preferred equity securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities or preferred equity securities.

(k)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l)                                     The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m)                             The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II hereto, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n)                                 On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(o)                                 As of the Initial Delivery Date, all of the Transactions shall have been completed and will be effective and valid in accordance with the applicable law.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of Underwriters by Partnership Parties.  Each of the Partnership Parties, jointly and severally, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (C) any “issuer information” (as defined in Rule 433(h) under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter with respect to whose use the Partnership has given its consent (any such issuer information, “Permitted Issuer Information”), (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Units, including any “road show” (as defined in Rule 433(h) under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).  The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their directors, officers and employees, and each person, if any, who controls such Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Parties, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party, or any such director, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(f) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The Underwriters severally confirm that the statements regarding delivery of units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f)                                   The Partnership Parties shall indemnify and hold harmless Barclays Capital Inc. (including its affiliates, directors, officers and employees) and each person, if any, who controls Barclays Capital Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“Barclays Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Barclays Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase; or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities.  The Partnership Parties shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9.                                      Defaulting Underwriters.

(a)                                 If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting

Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of the Units that remains unpurchased does not exceed one-eleventh of the total number of all the Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c)                                  If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all the Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Section 6 and Section 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10.                               Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.                               Reimbursement of Underwriters’ Expenses.  If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives.  Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(k) (other than the occurrence of an event described in Section 7(k)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                               Research Analyst Independence.  The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions.  Each of the Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.                               No Fiduciary Duty.  Each of the Partnership Parties acknowledges and agrees that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between any of the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between any of the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties.  Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to

Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc. General Counsel (Fax: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate, Fax: (212) 214-5918 (with such fax to be confirmed by telephone to (212) 214-6144); and

(b)                                 if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Glen C. Warren, Jr. (Fax: (303) 357-7315).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

15.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                               Survival.  The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.                               Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19.                               Waiver of Jury Trial.  The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(Signature Pages Follow)

If the foregoing correctly sets forth the agreement between the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM MANAGEMENT LLC

By:
Name:
Title:

ANTERO RESOURCES MIDSTREAM LLC

By:
Name:
Title:

ANTERO MIDSTREAM LLC

By:
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
WELLS FARGO SECURITIES, LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Authorized Representative

By CITIGROUP GLOBAL MARKETS INC.

By:
Authorized Representative

By WELLS FARGO SECURITIES, LLC

By:
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units
Barclays Capital Inc.	[ • ]
Citigroup Global Markets Inc.	[ • ]
Wells Fargo Securities, LLC	[ • ]
[ • ]
Total	[ • ]

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Peter R. Kagan

W. Howard Keenan, Jr.

Christopher R. Manning

Officers

Paul M. Rady

Glen C. Warren, Jr.

Kevin J. Kilstrom

Alvyn A. Schopp

Ward D. McNeilly

Unitholders

Antero Resources Corporation

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price:  $[ • ] per Unit

2. Number of Firm Units offered:  [ • ]

3. Number of Option Units offered:  [ • ]

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[None.]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

[None.]

SCHEDULE VI

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

[None.]

SCHEDULE VII

SUBSIDIARIES

Subsidiaries of Antero Midstream Partners LP (after the Conversion):

Entity Name	Jurisdiction of Incorporation or Formation

Antero Midstream LLC	Delaware

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) of Antero Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on and including the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and

Exhibit A-1

among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (a) that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, (b) the exercise of warrants or the exercise of options granted pursuant to the Partnership’s option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to Common Units issued upon such exercise or conversion and (c) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

If the undersigned is an officer or director of the General Partner, (i) the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Units, as referred to in FINRA Rule 5131(d)(2)(A) that the undersigned may purchase in the Offering pursuant to an allocation of Units that is directed in writing by the Partnership; (ii) Barclays Capital Inc. agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Units, Barclays Capital Inc. will notify the Partnership of the impending release or waiver; and (iii) the Partnership has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service (as referred to in FINRA Rule 5131(d)(2)(B)) at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Exhibit A-2

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriters notify the Partnership that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Units to the Underwriters or (2) [ • ], 2014, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

[Form of Press Release]

Antero Midstream Partners LP
[Insert date]

Antero Midstream Partners LP (the “Partnership”) announced today that Barclays Capital Inc., the lead book-running manager in the Partnership’s recent public sale of [ • ] common units is [waiving] [releasing] a lock-up restriction with respect to [               ] of the Partnership’s common units held by [certain officers or directors] [an officer or director] of the general partner of the Partnership.  The [waiver] [release] will take effect on [insert date], and the units may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

EXHIBIT C

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

Vinson & Elkins L.L.P. shall have furnished to the Underwriters its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated the Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

[Opinion under review]

Exhibit C